UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024 (March 22, 2024)

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 27, 2023, Blue Star Foods Corp., (the “Company”) was notified by the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that it no longer complied with the minimum $2,500,000 stockholders’ equity requirement for continued listing under Nasdaq Listing Rule 5550(b)(1).

On December 4, 2023, the Company requested a hearing with the Hearings Panel (the “Panel”), which was held on March 5, 2024.

On March 22, 2024, the Panel notified the Company that it had granted the request of the Company to continue its listing on Nasdaq until May 15, 2024 subject to the following conditions: (i) on or before April 1, 2024, the Company will file its Form 10-K for the period ended December 31, 2023 demonstrating compliance with Listing Rule 5550(b)(1), and; (ii) on or before May 15, 2024, the Company will file its Form 10-Q for the period ended March 31, 2024 demonstrating continued compliance with Listing Rule 5550(b)(1) and evidence compliance with all applicable criteria for continued listing. The Panel noted this exception is based on the Company filing its Form 10-K and Form 10-Q on the dates listed above, without any extensions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: March 28, 2024	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer